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                                 LAW OFFICES OF
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              695 TOWN CENTER DRIVE
                                SEVENTEENTH FLOOR
                        COSTA MESA, CALIFORNIA 92626-1924

                            TELEPHONE (714) 668-6200
                            FACSIMILE (714) 979-1921



                                 August 19, 1997




Intervisual Books, Inc.
2716 Ocean Park Boulevard, Suite 2020
Santa Monica, California 90405

        Re:    Nonstatutory Stock Option Agreements dated January
               13, 1997, between Intervisual Books, Inc. and Nathan
               N. Sheinman; Registration Statement on Form S-8

Ladies and Gentlemen:

               As counsel for Intervisual Books, Inc., a California corporation (the "Company"), you have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 300,000 shares of the Company's common stock, no par value, for issuance pursuant to options granted by the Company under the Nonstatutory Stock Option Agreements dated January 13, 1997, between the Company and Nathan N. Sheinman (the "Option Agreements").

               We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based on the foregoing, we are of the opinion that the 300,000 shares covered by the Registration Statement, when issued in accordance with the terms of the Prospectus forming a part of the Registration Statement and in accordance with the Option Agreements, will be legally issued, fully-paid and nonassessible.

               We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                    Respectfully Submitted,



                                    /s/ Paul, Hastings, Janofsky & Walker LLP



                                    EXHIBIT 5